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                                                                    EXHIBIT 99.1

                             JOINT FILER INFORMATION

                            OTHER REPORTING PERSON(s)

1.   SOF INVESTMENTS, L.P.

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        ITEM                                  INFORMATION

Name:                         SOF Investments, L.P.


Address:                      645 Fifth Avenue, 21st Floor,
                              New York, New York 10022

Designated Filer:             MSD Capital, L.P.

Date of Event Requiring       June 23, 2007
Statement (Month/Day/Year):

Issuer Name and Ticker or     FUTUREFUEL CORP. [FFU.L]
Trading Symbol:

Relationship of Reporting     10% Owner
Person(s) to Issuer:

If Amendment, Date Original   Not Applicable
Filed (Month/Day/Year):

Individual or Joint/          Form filed by More than One Reporting Person
Group Filing:

Signature:                    By:    MSD Capital, L.P.
                              Its:   General Partner

                              By:    MSD Capital Management LLC
                              Its:   General Partner

                              By:    /s/ Marc R. Lisker
                                     -----------------------------
                              Name:  Marc R. Lisker
                              Title: Manager and General Counsel
                              Date:  February 12, 2008


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